As filed with the Securities and Exchange Commission on July 30, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROVI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	2830 De La Cruz Boulevard Santa Clara, California 95050	26-1739297
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

ROVI CORPORATION 2008 EQUITY INCENTIVE PLAN
(Full title of the plan)

Thomas Carson President and Chief Executive Officer Rovi Corporation 2830 De La Cruz Boulevard Santa Clara, California 95050 (408) 562-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jon Gavenman, Esq. Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000 Facsimile: (650) 849-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,500,000 shares	$23.22	$34,830,000	$4,486.10

(1)
This registration statement covers 1,500,000 shares, not previously registered, under the Rovi Corporation 2008 Equity Incentive Plan, as amended (the “2008 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the 2008 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant’s common stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Global Select Market on July 29, 2014.

EXPLANATORY NOTE
This registration statement on Form S-8 is being filed for the purpose of registering an aggregate of 1,500,000 shares of the registrant’s common stock to be issued pursuant to the Rovi Corporation 2008 Equity Incentive Plan, as amended (the “2008 Plan”).

The amendment to the 2008 Plan, which increased the aggregate number of shares of the registrant’s common stock authorized for issuance under the 2008 Plan by 1,500,000 shares, was approved by the registrant’s Board of Directors on March 10, 2014 and by the registrant’s stockholders at registrant’s annual meeting of stockholders on April 29, 2014.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission on July 23, 2008 (File No. 333-152485) and July 31, 2013 (File No. 333-190274) are incorporated by reference herein.

Item 8.    Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith

4.1	Certificate of Incorporation of Rovi Corporation, as amended, on July 15, 2009	10-Q	8/6/09	3.01

4.2	Bylaws of Rovi Corporation	8-K	5/8/09	3.01

5.1	Opinion of Cooley LLP				X

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm				X

23.2	Consent of Cooley LLP (included in Exhibit 5.1)				X

24.1	Power of Attorney (see signature page)				X

99.1	Rovi Corporation 2008 Equity Incentive Plan, as amended April 29, 2014	8-K	5/2/2014	10.1

99.2	Form of Notice of Stock Option Grant/Nonstatutory Stock Option Agreement pursuant to 2000 and 2008 Equity Incentive Plans	10-K	2/23/2012	10.05

99.3	Form of Notice of Stock Option Grant/Nonstatutory Stock Option Agreement (Director grant form) pursuant to 2008 Equity Incentive Plan	10-K	2/23/2012	10.06

99.4	Form of Notice of Restricted Stock Award/Restricted Stock Award Agreement pursuant to 2008 Equity Incentive Plan	10-K	2/23/2012	10.07

99.5	Form of Notice of Restricted Stock Award/Restricted Stock Award Agreement (Director grant form) pursuant to 2008 Equity Incentive Plan	10-K	2/23/2012	10.08

99.6	Form of Notice of Restricted Stock Unit/Restricted Stock Unit Agreement pursuant to 2008 Equity Incentive Plan	10-K	2/23/2012	10.09

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 30th day of July, 2014.

ROVI CORPORATION

By:	/s/ Thomas Carson
Thomas Carson
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Carson, Peter C. Halt and Pamela A. Sergeeff, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Carson	President, Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2014
Thomas Carson

/s/ Peter C. Halt	Chief Financial Officer (Principal Financial and Accounting Officer)	July 30, 2014
Peter C. Halt

/s/ Andrew K. Ludwick	Chairman of the Board of Directors	July 30, 2014
Andrew K. Ludwick

/s/ Alan L. Earhart	Director	July 30, 2014
Alan L. Earhart

/s/ James E. Meyer	Director	July 30, 2014
James E. Meyer

/s/ James P. O'Shaughnessy	Director	July 30, 2014
James P. O'Shaughnessy

/s/ Ruthann Quindlen	Director	July 30, 2014
Ruthann Quindlen

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith

4.1	Certificate of Incorporation of Rovi Corporation, as amended, on July 15, 2009	10-Q	8/6/09	3.01

4.2	Bylaws of Rovi Corporation	8-K	5/8/09	3.01

5.1	Opinion of Cooley LLP				X

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm				X

23.2	Consent of Cooley LLP (included in Exhibit 5.1)				X

24.1	Power of Attorney (see signature page)				X

99.1	Rovi Corporation 2008 Equity Incentive Plan, as amended April 29, 2014	8-K	5/2/2014	10.1

99.2	Form of Notice of Stock Option Grant/Nonstatutory Stock Option Agreement pursuant to 2000 and 2008 Equity Incentive Plans	10-K	2/23/2012	10.05

99.3	Form of Notice of Stock Option Grant/Nonstatutory Stock Option Agreement (Director grant form) pursuant to 2008 Equity Incentive Plan	10-K	2/23/2012	10.06

99.4	Form of Notice of Restricted Stock Award/Restricted Stock Award Agreement pursuant to 2008 Equity Incentive Plan	10-K	2/23/2012	10.07

99.5	Form of Notice of Restricted Stock Award/Restricted Stock Award Agreement (Director grant form) pursuant to 2008 Equity Incentive Plan	10-K	2/23/2012	10.08

99.6	Form of Notice of Restricted Stock Unit/Restricted Stock Unit Agreement pursuant to 2008 Equity Incentive Plan	10-K	2/23/2012	10.09